UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 29, 2010

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

15122 Tealrise Way, Lithia, FL 33547

(Address of Principal Executive Offices)

(407) 566-9310

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, Peter Christos was appointed to the Company’s Board of Directors. There are no arrangements or understandings between Mr. Christos and any other persons, pursuant to which such director was selected as a director. Except as stated herein, there are no transactions since May 31, 2010 nor are any transactions pending involving the Company and Mr. Christos (or any related parties) in amount exceeding $120,000.

Mr. Christos was granted stock options to acquire 1,000,000 shares of common stock of the Company each at an exercise price of $0.105, all of which have been vested. The options expire five years from the date of grant unless sooner terminated by resignation or removal.

Mr. Christos, age 53,  is Managing Director of Investment Banking at HFP Capital Markets LLC located in New York City. In this capacity he provides investment banking, merchant banking, and corporate advisory services to corporate clients. His professional Wall Street experience spans more than twenty-five years and includes venture investing, mergers & acquisitions advisory, leveraged and management-lead buyouts, the private placement of equity and debt securities, PIPE transactions, Registered-Direct offerings, IPO’s, and expansion and secondary public offerings for emerging growth companies. Mr. Christos has combined his Wall Street and business experience by focusing on assisting micro-cap companies as an advisor and owner with an emphasis on organizational structure, business strategy, business development, finance, internal and acquisition driven growth, business re-engineering, and risk-management. Mr. Christos has been a founder, shareholder, director and executive in both private and public companies; including but not limited to Chairman and CEO of AND Interactive Communications Corp. (“AND”), a private proprietary software company (AND was acquired in 1994 by TCI Technology Ventures, Inc., a wholly-owned subsidiary of TCI, now Comcast Corporation, listed on the NASDAQ stock market). Mr. Christos has also been a founder of several public companies that were listed on the NASDAQ stock exchange including: TransAmerican Waste Industries, Inc. (TransAmerican was merged in 1998 with USA Waste Industries, Inc. listed on the NYSE, now Waste Management, Inc. listed on the NYSE); Sparta Pharmaceuticals, Inc. (Sparta was acquired in 1999 by SuperGen, Inc., listed on the NASDAQ stock market); and CTN Media Group, Inc. (CTN was acquired in 2002 by MTV Networks, a division of Viacom, Inc. listed on the NYSE).

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control), including, without limitation, the Company’s ability to increase prices and revenue and continue to obtain contract renewals and extensions.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ Jack Wagenti
Name: Jack Wagenti
Title: Chairman of the Board
Date: November 4, 2010